UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2012, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Mortgage Investment Trust Holdings I, LLC (“PMITH”), entered into amendments to (i) its master repurchase agreement, dated November 2, 2010, by and among Credit Suisse First Boston Mortgage Capital LLC (“CSFB”) and PMC, the Company and PennyMac Operating Partnership, L.P. (the “Operating Partnership”) (the “PMC Repurchase Agreement”), and (ii) its master repurchase agreement, dated March 29, 2012, by and among CSFB and PMITH, the Company and the Operating Partnership (the “PMITH Repurchase Agreement” and, together with the PMC Repurchase Agreement, the “Repurchase Agreements”).

Pursuant to the terms of the Repurchase Agreements, PMC or PMITH, as applicable, may sell, and later repurchase, newly originated mortgage loans.  The PMC Repurchase Agreement is used to fund newly originated mortgage loans that are purchased from correspondent lenders by PMC and held for sale and/or securitization. The PMITH Repurchase Agreement is used to fund newly originated mortgage loans that have been purchased by PMC from correspondent lenders and pledged by PMC to PMITH pending sale and/or securitization. The principal amount paid by CSFB for each eligible mortgage loan under each of the Repurchase Agreements is based on a percentage of the lesser of the market value or the unpaid principal balance of such mortgage loan. Upon the repurchase of a mortgage loan, PMC or PMITH, as applicable, is required to repay CSFB the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on CSFB’s cost of funds plus a margin) to the date of such repurchase.

The obligations of PMC and PMITH, as applicable, are fully guaranteed by the Company and the Operating Partnership. The mortgage loans are serviced by an affiliate of the Company, PennyMac Loan Services, LLC, pursuant to the terms of each Repurchase Agreement.  Other material terms of the PMC Repurchase Agreement and related guaranty are described more fully in Item 5 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2010, and other material terms of the PMITH Repurchase Agreement and related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on April 4, 2012.

Under the terms of the amendments, the maximum aggregate purchase price provided for in each Repurchase Agreement was increased from $150 million to $300 million, the available amount of which is reduced under each Repurchase Agreement by any outstanding repurchase amounts under the other Repurchase Agreement.  The amendments also increased the amount of unrestricted cash and cash equivalents the Company and its subsidiaries are required to maintain in the aggregate, as of the end of each calendar month, from $10 million to $20 million.  The amendments also provide for rolling termination dates, pursuant to which each Repurchase Agreement is committed for 364 days from any date of determination until the earlier of (i) the date on which CSFB elects to fix the termination date at a date 364 days from the date of such election, or (ii) October 30, 2012, at which point the termination date will be automatically fixed at October 29, 2013.  All other terms and conditions of the Repurchase Agreements and the related guaranties remain the same in all material respects.

The foregoing description of the amendment to the PMC Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 1.1, and the full text of the PMC Repurchase Agreement and the related guaranty, which were filed as Exhibits 10.13 and 10.14, respectively, to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2010, and any amendments to the PMC Repurchase Agreement filed thereafter.

The foregoing description of the amendment to the PMITH Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 1.2, and the full text of the PMITH Repurchase Agreement and the related guaranty, which were filed as Exhibits 1.1 and 1.2, respectively, to the Company’s Current Report on Form 8-K filed on April 4, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Amendment Number Seven to Master Repurchase Agreement, dated as of July 25, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Corp., PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.

1.2

Amendment Number One to Master Repurchase Agreement, dated as of July 25, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Mortgage Investment Trust Holdings I, LLC, PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

/s/ Anne D. McCallion
Dated: July 31, 2012	Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Amendment Number Seven to Master Repurchase Agreement, dated as of July 25, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Corp., PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.

1.2

Amendment Number One to Master Repurchase Agreement, dated as of July 25, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Mortgage Investment Trust Holdings I, LLC, PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.